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                                                                    EXHIBIT 4.11


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE "ACTS"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION
OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

                           THE EASTWIND GROUP, INC.
                                    WARRANT


Issue Date: June 24, 1998

     1. Basic Terms. This Warrant (as it may be amended from time to time, the
        -----------
"Warrant") certifies that, for value received, the registered holder specified below or its registered assigns ("Holder"), is the owner of warrants of The Eastwind Group, Inc., a Delaware corporation (the "Corporation"), and is entitled, subject to the terms and conditions of this Warrant, including adjustments as provided herein, to purchase Seventy Five Thousand (75,000) shares of Common Stock, par value $0.10 per share (the "Common Stock"), of the Corporation from the Corporation at the price per share shown below (the "Exercise Price").

          Holder:                      ProFutures Special Equities Fund, L.P.


          Exercise Price per share:    One Dollar and Sixty Five Cents ($1.65)



Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

     2.   Corporation's Representations/Covenants. The Corporation represents
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and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

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3.   Method of Exercise; Fractional Shares. This Warrant is exercisable at the
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option of the Holder in whole at any time or in part from time to time by surrendering this Warrant, on any business day during the period (the "Exercise Period") beginning on the issue date of this Warrant specified above and ending at 5:00 p.m. (Philadelphia, Pennsylvania time) five (5) years after the issue date. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant. The principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. At the option of the Holder payment shall be made either in cash (by wire) or by certified or bank cashier's check payable to the order of the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable toe the Corporation to the effect that a public sale of such shares may be made without registration under the Act, or (C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. As compensation to the Holder when the Corporation has failed with respect to such Holder to comply with the Corporation's obligations hereunder, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day until the certificates are delivered as instructed. Such damages shall be paid to the Holder by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Holder at the end of each month in which such amounts have accrued. Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of hereof and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Holder may be entitled by law or equity.

4.   Protection Against Dilution. The number of shares of Common Stock
     ---------------------------
purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth below. If at any time or from time to time after the date of this Warrant, the Corporation:

          (a) takes a record of the holders of its outstanding shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock,

          (b) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

          (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total

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number of outstanding shares of Common Stock immediately after such event. Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

     5.   Adjustment for Reorganization, Consolidation, Merger, Etc.
          ----------------------------------------------------------

     (a) During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as the Holder shall be entitled to purchase or receive in accordance with the positions of paragraph 5(b) hereof.

     (b) In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

     6.   Notice of Adjustment.  On the happening of an event requiring an
          --------------------
adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

     7.   Dissolution; Liquidation.  In case the voluntary or involuntary
          ------------------------
dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

     8.   Rights of Holder.  The Corporation shall deliver to the Holder all
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notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the Shares purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above,

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the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

     9.   Exchange for Other Denominations.  This Warrant is exchangeable, on
          --------------------------------
its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

     10.  Substitution.  Upon receipt by the Corporation of evidence
          ------------
satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

     11.  Restrictions on Transfer.  Neither this Warrant nor the shares of
          ------------------------
Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. In addition, this Warrant may be transferred or assigned only if such transferee or assignee shall be an "accredited investor", as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act, and such transfer or assignment is made expressly subject to the terms and conditions of this Warrant. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel reasonably request for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

     12.  Transfer.  Except as otherwise provided in this Warrant, this Warrant
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is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

     13.  Recognition of Holder.  Prior to due presentment for registration of
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transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

     14.  Payment of Taxes.  The Corporation shall pay all taxes and other
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governmental charges, other than applicable income taxes and transfer taxes, if any, which shall be payable by Holder, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

     15.  Headings.  The headings in this Warrant are for purposes of
          --------
convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

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     16.  Governing Law. This Warrant shall be governed by and construed and
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enforced in accordance with the internal laws of the State of Texas without regard to such state's principles of conflict of laws.

          The Corporation and the Holder each (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of Texas for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Corporation and the Holder each consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     17.  Miscellaneous. This Warrant may not be changed, waived, discharged or
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terminated except by an instrument in writing signed by the Corporation and the
Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation and the Holder.

                               THE EASTWIND GROUP, INC., a Delaware corporation

                               By: /s/ Paul A. DeJuliis
                                   --------------------------------
                                      Authorized Officer

                               Printed Name: PAUL A. DEJULIIS
                                             ----------------------
                               Title: CHAIRMAN & CEO
                                      -----------------------------

                               100 Four Falls Corporate Center, Suite 305
                               West Conshohocken, Pennsylvania 19428

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                           THE EASTWIND GROUP, INC.,
                               FORM OF TRANSFER


            (To be executed by the Holder to transfer the Warrant)


For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:


Name of
Assignee:____________________________________

Address:_____________________________________
        _____________________________________

Assignee's Taxpayer ID No.:__________________

Number of shares
subject to transferred Warrant:______________


The undersigned registered holder further irrevocably appoints ______________ as its attorney-in-fact (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.


Date:____________________________   ______________________________
                                            Signature

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                           THE EASTWIND GROUP, INC.
                                 EXERCISE FORM

                   (To be executed by the Holder to purchase
                     Common Stock pursuant to the Warrant)


     The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, _________ shares of Common Stock of The Eastwind Group, Inc., a Delaware corporation, pursuant to the Warrant and encloses payment of $______ therefor (in cash, by wire, or by certified or bank cashier's check); (2) requests that a certificate for the shares to be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued under the terms and conditions of the Warrant.


Date:____________________________     ________________________________
                                                Signature

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